                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
  [ ] Preliminary proxy statement      [ ] Confidential, for Use of the
  [X] Definitive proxy statement           Commission Only (as permitted by
  [ ] Definitive additional materials      Rule 14a-6(e)(2))
  [ ] Soliciting material pursuant to
      Rule 14a-11(c) or Rule 14a-12


                             WALL STREET DELI, INC.
                (Name of registrant as Specified in Its Charter)


                                   REGISTRANT
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
    0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)  Amount previously paid:
         (2) Form, schedule or registration statement no.:
         (3) Filing party:
         (4)  Date filed:

Wall Street Deli, Inc.
One Independence Plaza
Suite 100
Birmingham, Alabama 35209
(205)870-0020
Fax: (205)868-0860




                                November 4, 1999


Dear Shareholder:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders, which will be held this year at 9:30 a.m. on Wednesday, December 8, 1999, at the Wall Street Deli restaurant located at Muirfield Village, 1940 28th Avenue South, in Homewood, Alabama, which is a suburb of Birmingham.

         Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Meeting and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

         It is important that your shares be represented at the meeting. Whether you plan to attend or not, we hope that you will complete and return your Proxy in the enclosed envelope as promptly as possible.

         We look forward to seeing you at the shareholders meeting.

                                           Yours very truly,

                                           /s/ Jeffrey V. Kaufman
                                           -------------------------------------
                                           JEFFREY V. KAUFMAN
                                           President and Chief Executive Officer

                             WALL STREET DELI, INC.
                        ONE INDEPENDENCE PLAZA, SUITE 100
                            BIRMINGHAM, ALABAMA 35209
                                 (205) 870-0020

                               -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                December 8, 1999

         The Annual Meeting of Shareholders of WALL STREET DELI, INC., a Delaware corporation (the "Company"), will be held at the Wall Street Deli restaurant located at Muirfield Village, 1940 28th Avenue South, in Homewood, Alabama, on Wednesday, December 8, 1999, at 9:30 a.m. Central Standard Time.

         At the Annual Meeting shareholders will consider and act upon the following matters:

         1. The election of seven directors, each director to hold office until his successor is elected and qualified.

         2.       A proposal to amend the Company's Incentive Award Plan.

         3. The ratification of authorization for the Audit Committee to select the Company's independent auditors; and

         4. The transaction of such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on October 27, 1999, as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

         All shareholders are cordially invited to attend the Annual Meeting.

                                             By Order of the Board of Directors

                                             /s/ Alan V. Kaufman
                                             -------------------------------
                                             ALAN V. KAUFMAN
                                             Chairman of the Board


WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING AND TO ASSURE A QUORUM. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DETERMINE TO ATTEND THE MEETING.

                             WALL STREET DELI, INC.
                        One Independence Plaza, Suite 100
                            Birmingham, Alabama 35209

                                 ---------------


                                 PROXY STATEMENT

         The following information is furnished in connection with the solicitation of proxies by the board of directors of Wall Street Deli, Inc. (the "Company"), to be voted at the Annual Meeting of shareholders to be held on December 8, 1999. A copy of the Annual Report of the Company for the fiscal year ended July 3, 1999, and a form of proxy for use at the meeting are enclosed with this Proxy Statement. It is anticipated that this Proxy Statement and the enclosed proxy will be first mailed to shareholders on or about November 4, 1999.

                               GENERAL INFORMATION

PROXY

         Shareholders are requested to execute and return the enclosed proxy in the accompanying envelope. The proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company. Proxies which are returned properly executed, and not revoked, will be voted in accordance with the shareholders' directions as specified on the proxy. Where no direction is specified, proxies will be voted FOR each of the nominees for directors, and each of the proposals submitted. On any other matters that may properly come before the meeting, proxies will be voted by the persons named in the proxy in accordance with their best judgment.

RECORD DATE AND VOTING SECURITIES

         Shareholders of record at the close of business on October 27, 1999, are entitled to notice of, and to vote at, the Annual Meeting. As of October 27, 1999, there were 2,896,477 shares of the Company's common stock issued and outstanding, and entitled to vote. The holders of common stock, the only class of voting stock of the Company outstanding, are entitled to one vote per share, exercisable in person or by proxy, for the election of directors and all other matters.

         A majority of the outstanding shares entitled to vote is necessary to provide a quorum at this meeting. The election of each director requires a plurality of votes cast at the meeting, the proposal to amend the Incentive Award Plan requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy, and ratification of auditors require the affirmative vote of a majority of the votes cast at the meeting.

         Proxies marked as abstentions or as broker non-votes will be treated as shares present for purposes of determining whether a quorum is present. Broker non-votes (that is, shares held in "street" name for which proxies have been designated as not voted) will not be counted as votes cast. An abstention or a proxy instructing that a vote be withheld is considered a negative vote.

EXPENSES OF SOLICITATION

         The cost of soliciting proxies is paid by the Company. Solicitation is being made principally by mail; in addition, certain officers and directors of the Company and persons acting under their instructions may also solicit proxies on behalf of management by telephone or in person. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's stock. The cost of additional solicitation, if any, and such related expenses is not expected to be material.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of October 20, 1999 information with respect to the Company's common stock owned beneficially by each director, each nominee for election as a director, each executive officer, by all executive officers and directors as a group, and by each person known by the Company to be a beneficial owner of more than five percent of the issued and outstanding common stock of the Company.



                                                 AMOUNT AND
                                                  NATURE OF          PERCENTAGE
   NAME AND ADDRESS OF                            BENEFICIAL         OF COMMON
      BENEFICIAL OWNER                           OWNERSHIP(1)          STOCK
----------------------------------               ------------        ----------

Alan V. Kaufman                                   307,212(2)           10.3%
CHAIRMAN AND NOMINEE
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

Robert G. Barrow                                  216,800(3)            7.3%
VICE CHAIRMAN AND NOMINEE
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

Jeffrey V. Kaufman                                 56,174(4)            1.9%
PRESIDENT, CHIEF EXECUTIVE OFFICER,
DIRECTOR AND NOMINEE
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

David A. Thomas                                    27,890(5)             *
CHIEF OPERATING OFFICER
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

                                                 AMOUNT AND
                                                  NATURE OF          PERCENTAGE
   NAME AND ADDRESS OF                            BENEFICIAL         OF COMMON
      BENEFICIAL OWNER                           OWNERSHIP(1)          STOCK
----------------------------------               ------------        ----------



Thomas J. Sandeman                                        --             *
CHIEF FINANCIAL OFFICER
One Independence Plaza, Suite 100
Birmingham, Alabama  35209

Howard J. Cannon                                          --             *
VICE PRESIDENT OPERATIONS
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

William S. Atherton                                103,650(6)            3.5%
DIRECTOR AND NOMINEE
1924 South Utica
Tulsa, Oklahoma 74104

Aaron Beam, Jr.                                      8,000(6)             *
DIRECTOR AND NOMINEE
5182 Greystone Way
Birmingham, Alabama  35242

William M. Byrne                                    15,000(6)             *
DIRECTOR AND NOMINEE
2701 South Minnesota
Souix Falls, South Dakota  57105

Jake L. Netterville                                 42,750(6)            1.4%
DIRECTOR AND NOMINEE
8550 United Plaza Boulevard
Baton Rouge, Louisiana 70809

Estate of Joe Lee Griffin, Jr.                     276,828(7)            9.3%
Post Office Box 55765
Birmingham, Alabama 35255

All directors and executive officers as a group    777,476(8)           26.1%

------------------

*  Less than 1%

(1) Beneficial ownership reflects sole voting and investment power unless otherwise noted.

(2) The amount reported includes 51,403 shares owned by Kaufman-Barrow Properties, a general partnership. Mr. Kaufman is the father of Jeffrey
         V. Kaufman.

(3) The amount reported includes 51,403 shares owned by Kaufman-Barrow Properties, a general partnership, and 15,000 shares subject to options held by Mr. Barrow that are exercisable within 60 days.

(4) The amount reported includes 1,045 and 11,750 shares owned by Mr. Kaufman's spouse and minor children, respectively, as to which he disclaims beneficial ownership. The amount reported also includes 37,500 shares subject to options that are exercisable within 60 days.

(5) The amount reported includes 630 shares owned by Mr. Thomas's minor children as to which he disclaims beneficial ownership. The amount reported also includes 17,500 shares subject to options that are exercisable within 60 days.

(6) The reported amounts for Mr. Atherton and Mr. Netterville include 5000 shares each that are subject to options, and for Mr. Beam and Mr. Byrne include 2,000 shares each subject to options, that are exercisable within 60 days.

(7) The amount reported includes 200,478 shares owned by the Joe Lee Griffin Family Limited Partnership, of which the late Mr. Griffin's daughters, Ms. Ginger G. Burkett, Ms. Gana G. Barrentine and Ms. Gari Griffin, are the general partners, each with shared voting and investment power, and of which the Estate is the limited partner. The amount reported also includes 60,000 shares owned by JLG Investments, Inc. of which the Estate is the controlling shareholder, and with respect to which the Mesdames Griffin also have shared voting and investment power, as well as an aggregate 15,000 shares owned by trusts of which they are beneficiaries.

(8) The amount reported includes an aggregate 84,000 options that are exercisable within 60 days held by executive officers and directors included in the group.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         The Company's Incentive Award Plan for employees is proposed to be amended at this annual meeting, to increase the number of shares available for grant under the Plan. Mr. Jeffrey Kaufman, Mr. Alan Kaufman, Mr. Barrow, and Mr. Thomas, Mr. Sandeman and Mr. Cannon who are directors, director nominees and/or named executive officers, are presently participants in the Plan and/or will be eligible for additional grants under the Plan.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, seven directors will be elected to hold office until their successors are elected and qualified. It is the intention of the persons named as proxies, or their substitutes, to vote for the election of the nominees listed below, unless and to the extent otherwise specified in any particular proxy. Management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. Any vacancies that may occur during the year may be filled by an individual appointed by the Board of Directors to serve for the remainder of the term of any such director position. In accordance with the Company's bylaws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for director or may withhold authority to vote for all nominees for director. Each director nominee receiving a plurality of the votes cast in person or by proxy at the meeting will be elected director. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee, and will not affect the outcome of the election.

         None of the nominees for election as a director is proposed to be elected pursuant to any arrangement or understanding between the nominee and any other person or persons. All nominations for membership on the Board of Directors originated with the Board of Directors.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND NOMINEES

         The Company's bylaws provide for a minimum of three, and a maximum of seven directors. Since 1995 the Company has had seven directors, and the Board of Directors has presently fixed the number at seven.

         All of the nominees are currently serving as directors. The following is a brief summary of each nominee's business experience during at least the past five years, unless otherwise indicated, and other directorships held.

ALAN V. KAUFMAN                                              Director since 1966

                  Mr. Kaufman, age 62, is one of the founders of Company. He served as President of the Company from its founding in 1966 until August 1995, and has been Chairman of the Board since the inception of the Company. Mr. Kaufman is the father of Jeffrey V. Kaufman.

ROBERT G. BARROW                                             Director since 1966

                  Mr. Barrow, age 63, co-founded the Company and was its Chief Financial Officer from 1966 through 1999, and has been Vice Chairman of the Board since February 1997. He was President and Chief Executive Officer of the Company from August 1995 to February 1997, and Executive Vice President from 1966 to 1996.

JAKE L. NETTERVILLE                                          Director since 1982

                  Mr. Netterville, age 61, is Chairman of Postlethwaite and Netterville, Certified Public Accountants, of Baton Rouge, Louisiana. In 1993 Mr. Netterville served as Chairman of the Board of Directors of the American Institute of Certified Public Accountants. He is also a director of Amedisys, Inc., Source Capital Corporation* and Catalyst Vidalia Corporation.*

WILLIAM S. ATHERTON                                          Director since 1991

                  Mr. Atherton, age 66, has been since 1965 a Partner in Atherton & Murphy Investment Company, which manages personal investments. He was Chairman and Chief Executive Officer of A&M Food Services, Inc.,* from 1981 to 1986, and a Director of Advantage Media, Inc., from 1991 to 1993.

JEFFREY V. KAUFMAN                                           Director since 1995

                  Mr. Kaufman, age 38, has been President and Chief Executive Officer of the Company since June 1, 1998. He has been employed by the Company since 1985, previously serving as Executive Vice President and Chief Operating Officer from 1995 until his appointment as President and Chief Executive Officer, as Senior Vice President and National Operations Manager from 1993 to 1995, and as Regional Vice President, Central Region 1987 to 1993. Mr. Kaufman is the son of Alan V. Kaufman.

AARON BEAM, JR.                                              Director since 1998

                  Mr. Beam, age 55, was one of the founders of HealthSouth Corp.,* a provider of outpatient surgery and rehabilitative healthcare services, and served as its Executive Vice President and Chief Financial Officer and a Director from 1984 until his retirement in 1997. He is also a Director of Ramsay Health Care Inc.* and Urocor, Inc.*

WILLIAM M. BYRNE                                             Director since 1998

                  Mr. Byrne, age 55, has been President and Chief Executive Officer since 1977 of The Byrne Companies, a consulting firm specializing in human assessment and performance. He is the author of the book HABITS OF WEALTH and Chief Executive Officer of Vista Publications, a newsletter publisher. He is the founder and Chief Executive Officer of Taco John's of Iowa, the largest franchisee of that system, and in 1995 was the recipient of the National Leadership Award from Taco John's International. He is a member of the Franchisee Advisory Council of the International Franchise Association.

----------------

(*) A company with a class of securities registered under the Securities Exchange Act of 1934.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

         The Board of Directors held five formal meetings during the fiscal year ended July 3, 1999. All of the directors attended at least 75% of the Board and committee meetings.

         The Audit Committee of the Board of Directors consists of Mr. Barrow, Mr. Netterville, Mr. Atherton, and Mr. Beam. Mr. Barrow is a former executive officer of the Company; none of the other members of the Committee is now or has been previously employed by the Company. The Audit Committee is charged with recommending to the Board of Directors the independent accountants to be selected as the Company's auditors; reviewing the audit plan, financial statements and audit results; reviewing with internal accounting officers and independent auditors the accounting practices and policies, and overall accounting and financial controls; and conducting an appropriate review of all related party transactions and potential conflict of interest situations. The committee did not formally convene as a separate body during the 1999 fiscal year, but met, with Mr. Barrow recusing himself, in conjunction with the Special Committee of the Board.

         During the 1999 fiscal year, Mr. Netterville, Mr. Atherton, Mr. Byrne, and Mr. Beam, none of whom is or has ever been employed by the Company, served as a Special Committee of the Board of Directors. The Special Committee was constituted to consider and evaluate proposals for a potential sale or other business combination transaction involving the Company. The committee held two meetings during the fiscal year.

         The Compensation Committee of the Board of Directors consists of Mr. Atherton, Mr. Netterville and Mr. Byrne, none of whom is or has ever been employed by the Company. This committee held one meeting during fiscal 1999. The Compensation Committee acts as the Stock Option Plan Committee as set forth in the Company's Incentive Stock Option Plans, and in addition administers the Company's employee compensation and benefit plans, makes annual recommendations to the Board of Directors concerning compensation to executive officers, considers and makes recommendations with respect to executive compensation policies, and considers and acts upon such other related matters as the Board may direct or request.

EXECUTIVE COMPENSATION

         The following tables and charts set forth information with respect to benefits made available, and compensation paid or accrued, by the Company during the fiscal year ended July 3, 1999 for services by each of the persons serving as chief executive officer at any time during the 1999 fiscal year, and the other four highest paid executive officers of the Company who were serving as such at the end of fiscal 1999 whose total salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE



                                                                                      Long-
                                                                                      Term
                                                                                  Compensation
                                                             Annual Compensation    Awards(3)
                                            ----------------------------------------------------

Name and Principal                                               Other Annual                        All Other
Position                       Year(1)        Salary   Bonus    Compensation(2)    Options(4)     Compensation(5)
-----------------------------------------------------------------------------------------------------------------
Jeffrey V. Kaufman               1999       $155,000   $-0-         $12,070             -0-           $9,091
PRESIDENT AND CHIEF EXECUTIVE    1998       $155,000   $-0-         $13,411          10,000           $9,091
OFFICER SINCE JUNE 1998 (6)      1997       $151,250   $-0-         $12,764          17,500           $9,091

                                                                                      Long-
                                                                                      Term
                                                                                  Compensation
                                                             Annual Compensation    Awards(3)
                                            ----------------------------------------------------

Name and Principal                                               Other Annual                        All Other
Positive                       Year(1)        Salary   Bonus    Compensation(2)    Options(4)     Compensation(5)
-----------------------------------------------------------------------------------------------------------------
Robert G. Barrow                 1999       $125,000   $-0-         $12,291            -0-            $52,987
PRESIDENT AND CHIEF EXECUTIVE    1998       $166,500   $-0-         $19,482            -0-            $52,987
OFFICER UNTIL FEBRUARY 1997;     1997       $208,000   $-0-         $27,504           7,500           $56,987
CHIEF FINANCIAL OFFICER UNTIL
OCTOBER 1998; CURRENTLY VICE
CHAIRMAN


Alan V. Kaufman                  1999       $125,000   $-0-         $11,626            -0-            $53,979
CHAIRMAN OF THE BOARD            1998       $125,000   $-0-         $12,757            -0-            $53,979
                                 1997       $125,000   $-0-         $12,811            -0-            $53,979


David A. Thomas                  1999       $140,000   $-0-         $ 8,184            -0-            $ 3,356
CHIEF OPERATING OFFICER          1998       $140,000   $-0-         $21,820           7,500           $ 3,356
                                 1997       $138,750   $-0-         $61,998           5,000           $ 3,356


Gary L. Fields(7)                1999       $144,792   $-0-         $18,593            -0-            $ 8,174
SENIOR VICE PRESIDENT-           1998       $138,750   $-0-         $20,320          15,000           $ 8,174
NATIONAL OPERATIONS              1997            n/a

----------------

(1) Information is provided for the full fiscal year during which a person served in the named capacity for any portion of that year.

(2) The amounts shown in this column for the last fiscal year include the following perquisites or personal benefits which exceeded 25% of the total of such benefits reported for each such officer: medical expense reimbursements of $3,886 to Jeffrey Kaufman; automobile allowances of $7,200 to Alan Kaufman, $7,800 to Robert Barrow, $6,000 to Jeffrey Kaufman, $6,000 to David Thomas and $6,000 to Gary Fields; and reimbursement or payment of moving expenses of $10,500 to Gary Fields.

(3) The Company has no restricted stock award plans and no long term incentive plans as those terms are defined by applicable SEC rules.

(4) The Company's Incentive Award Plan provides for grants of stock appreciation rights (SAR's) in tandem with options, but no SAR's have been granted during the past three fiscal years.

(5) The amounts shown in this column for the last fiscal year include Company contributions to a defined contribution variable life insurance plan for management and administrative employees, in the amounts of $18,979 for Alan Kaufman, $17,987 for Robert Barrow, $9,091 for Jeffrey Kaufman, $3,356 for David Thomas and $8,174 for Gary Fields. With respect to Alan Kaufman and Robert Barrow, these amounts also include $35,000 each in dollar value of premiums paid by the Company for their benefit for split-dollar life insurance with respect to term life insurance and to premium amounts unrelated to term life insurance coverage. On termination of the insurance policy the beneficiaries are obligated by contract to refund to the Company all premiums paid.

(6) Mr. Kaufman served as Executive Vice President and Chief Operating Officer prior to June 1, 1998.

(7) Mr. Fields resigned his position shortly after the end of the fiscal year.


                        OPTION GRANTS IN LAST FISCAL YEAR

         There were no stock option grants in fiscal 1999 to the named executive officers.

                       AGGREGATED OPTION EXERCISES IN LAST
                FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

         The following table provides information on option exercises in fiscal 1999 by the named executive officers and the value of each such officer's unexercised options at July 3, 1999.


                                                                                         Value of Unexercised
                                                            Number of Unexercised            In-the-Money
                                                                Options/SARs                 Options/SARs
                                                              at Fiscal Year End(2)      at Fiscal Year End(1)
                                                         ----------------------------- ---------------------------
                            Shares Acquired    Value
           Name               on Exercise     Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------------------------------------------------------------------- ---------------------------
Jeffrey V. Kaufman                -0-           -0-         40,500          -0-            -0-            -0-
Robert G. Barrow                  -0-           -0-         20,000          -0-            -0-            -0-
Alan V. Kaufman                   -0-           -0-          5,000          -0-            -0-            -0-
David A. Thomas                   -0-           -0-         20,500          -0-            -0-            -0-
Gary L. Fields                    -0-           -0-         28,000          -0-            -0-            -0-

-------------------

(1) Based on $2.9688 per share, the average of high and low sales prices reported by NASDAQ on July 2, 1999.

(2) The numbers of options listed in this table differ from those in the table on page 2 due to the expiration or lapse of certain options after July 3, 1999.

COMPENSATION OF DIRECTORS

         Four of the seven present directors are not salaried employees of the Company. For their services in fiscal 1999 each non-employee director was paid a fee of $650 for each meeting of the Board of Directors and each committee meeting (if not held in conjunction with a Board meeting) attended, except meetings of the Special Committee, for which no fees were paid.

         The non-employee directors also received grants of options for 1,000 shares each in fiscal 1999, pursuant to the Company's Stock Option Plan for Non-Employee Directors (the "Directors Plan"). The Directors Plan provides for the granting of stock options under a non-discretionary formula by which each non-employee director serving as such on August 1 of each year receives an option to purchase 1,000 shares of the Company's common stock. The options are immediately exercisable, at an exercise price equal to the fair market value of the common stock on the date of grant, and expire five years from the date of grant. The Directors Plan reserves 75,000 shares of the Company's common stock for issuance upon exercise of the non-qualified stock options to purchase. The Plan will terminate in 2001. Directors are eligible to participate if they are not employed by the Company or its subsidiaries. Options for an aggregate of 14,000 shares (as adjusted) had been granted and remained outstanding as of the 1999 fiscal year end, and 61,000 shares remained available for grant under this Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee of the Board of Directors during fiscal 1999 were Messrs. William S. Atherton, Jake L. Netterville, and William M. Byrne, none of whom is or has been an employee of the Company. Following the close of the 1999 fiscal year (to which the following Compensation Committee Report on Executive Compensation relates), the Company retained the services of The Byrne Companies, a company of which Mr. Byrne is president and chief executive officer, to assist Wall Street Deli in creating a business and strategic plan for future growth. The Byrne Companies is a consulting firm specializing in human assessment and performance. Mr. Alan Kaufman and Mr. Robert Barrow have formerly served as chief executive officer of the Company, and both Mr. Kaufman and Mr. Barrow, as well as Mr. Jeffrey Kaufman, the current chief executive officer, have participated in deliberations concerning executive officer compensation, and continue to make recommendations to and are consulted by the Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is composed of directors who have never been employed by the Company, and is charged with consideration of and action on matters concerning compensation to executive officers. In addition, this Committee administers the Company's Incentive Stock Option Plan.

 COMPENSATION POLICIES

         The Company's general approach to executive compensation has been intended to attract, retain and motivate management employees and to enhance the profitability of the Company and, in so doing, to enhance value for its shareholders. To that end, the structure of the Company's executive compensation is reflective of the principle that the compensation of executive officers should be competitive with compensation of senior executives at comparable companies, and that a meaningful portion of the compensation received should be closely tied to the performance of the Company and, in certain instances, to the achievement of individual goals. By specifically linking pay and performance, it is the intent of the Company to provide direct incentives for the Company's financial success and the creation of incremental stockholder value.

         In keeping with these general objectives, the key components of compensation for the named executive officers have for a number of years consisted of annual compensation provided by base salary and annual performance bonuses, and long-term compensation provided by stock options.

         Members of the Committee, particularly those members with direct experience in the restaurant and quick-service food industry, believe they have a general awareness of pay practices among companies of roughly comparable size, complexity, and/or industry focus, but the Committee has not to date undertaken the expense of commissioning any studies or of formally reviewing specific information concerning compensation practices of other companies. As this is necessarily an imprecise basis for comparison, the Committee is unable to measure with any specificity the compensation paid by the Company against that paid by other companies. Solely on the basis of the Committee's general knowledge and experience, it is believed that the Company's compensation levels are generally commensurate with those of similar companies.

         The determination of base salaries for the named executive officers is a subjective process, which attempts to take into account individual responsibilities and performance, as well as the experience of the individual and the competitive marketplace for management talent, though no discrete relative weights or values are assigned to those elements. While base salary decisions have not been determined by reference to any specific criteria or factors related to corporate performance, the Committee is certainly deeply concerned by the fact that the Company is in a highly competitive business and continues to operate in a difficult competitive environment, and thus notes that reviews and decisions with respect to executive compensation must be made in light of other Company policies that are designed to improve operating performance and control costs. In light of other management changes and corporate cost control efforts, Mr. Robert Barrow voluntarily reduced his annual salary rate from $208,000 to $125,000 effective as of the beginning of the third fiscal quarter of 1998, and continued at that same rate in fiscal 1999. Similarly, Mr. Alan Kaufman continued at the same rate in fiscal 1999. Following the close of the 1999 fiscal year, Mr. Barrow agreed to discontinue his annual salary effective January 31, 2000, and Mr. Kaufman agreed to reduce his annual salary by an additional twenty percent to $100,000. Base salaries of the other named executive officers in fiscal 1999 remained at previous year levels, except for one individual increase reflecting a promotion to a more senior position.

          ANNUAL PERFORMANCE BONUSES. In fiscal 1999, the Company's formula for annual performance bonuses was, as in the past several years, based upon the achievement of net pre-tax earnings for the entire year. The bonus program provided that the chief executive officer and other named executive officers (except Mr. Alan Kaufman and Mr. Robert Barrow, who at their request did not participate), as well as all corporate officers and management personnel, would participate in a bonus pool consisting of a specified percentage of net annual pre-tax earnings. The bonus pool was comprised of five per cent of profits up to a fixed dollar amount, after which the percentage could increase as profits attained further specified dollar levels. Based upon financial results for fiscal 1999, no bonuses were paid.

         STOCK OPTIONS. Stock options are granted by the Committee to executive officers, as well as other employees, based upon the Committee's subjective evaluation of employees' general overall performance and contribution, and upon their relative rank within the Company. No specific performance criteria are considered, and there is no fixed formula for differentiating among different levels of responsibility within the Company or for otherwise determining the number of options granted to an individual or to all employees in the aggregate. The Committee's approach to long-term incentives provided by stock options has been a flexible one, in which the effort is to attract and retain able key employees by giving them an opportunity for stock ownership. No stock options were awarded in fiscal 1999.

 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Fiscal 1999 was Mr. Jeffrey Kaufman's first full fiscal year in the capacity of Chief Executive Officer. His base salary for the year remained at $155,000, at his request. In determining the chief executive officer's base salary, the Committee has relied on the general principles and considerations outlined in the "Compensation Policies" discussion above, noting at this time particularly the operational improvement and cost containment challenges presently facing the Company. The Committee also observes that the chief executive officer's present salary is approximately 15 to 25 percent less than salaries paid to the Company's previous chief executive officers during every prior year since fiscal 1989. Under the Company's bonus compensation program as outlined in "Annual Performance Bonuses" above, no bonuses were awarded in fiscal 1999, and no stock options were granted.

         All members of the Compensation Committee concur in this report to the shareholders.

                           William S. Atherton
                           William M. Byrne
                           Jake L. Netterville

                                PERFORMANCE GRAPH

         The graph below sets forth Company's cumulative total stockholder return over the last five years compared to the NASDAQ Stock Market - U.S. and the Standard & Poor's Restaurants indexes. Stock price performance over the past five years is not necessarily indicative of future results.

                                                                         CUMULATIVE TOTAL RETURN
                                                        -----------------------------------------------------
                                                          6/94     6/95      6/96    6/97      6/98      6/99
         WALL STREET DELI, INC.                         100.00       71        49      33        35        26

         NASDAQ STOCK MARKET (U.S.)                     100.00      143       171     208       274       393

         S & P RESTAURANTS                              100.00      130       155     162       219       275


Assumes $100 invested in Wall Street Deli, Inc., NASDAQ Stock Market - U.S., and S&P Restaurants indexes on June 30, 1994.

Total return calculations assume annual dividend reinvestment. The Company has never paid a cash dividend.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         The information set forth in the following paragraph is based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended July 3, 1999, and Form 5 and amendments thereto furnished to the Company with respect to that fiscal year, if any, and written representations received by the Company.

         Of those persons who, at any time during the fiscal year ended July 3, 1999, were directors, executive officers, or beneficial owners of more than 10 percent of the Company's outstanding stock, none of such persons failed to file, on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year or prior fiscal years.

                               PROPOSAL NUMBER 2:

                      AMENDMENT OF THE INCENTIVE AWARD PLAN

         The Company has since 1977 maintained one or more employee stock option plans. The present plan, which is the 1997 Incentive Award Plan (the "Plan"), when originally adopted authorized and reserved for issuance 350,000 shares of the Company's common stock, with an annual maximum grant limitation of 75,000 shares to all employees, and a cumulative limit to any one person of 10% of the total shares available under the Plan. As of fiscal year end, July 3, 1999, options for an aggregate 180,700 shares had been granted to employees, leaving an aggregate of 169,300 shares remaining available for grant under the Plan. At a meeting of the Board of Directors in September, 1999, the Board adopted a proposal to amend the Plan by increasing the number of shares available and removing certain of the maximum limits. This proposal will, if adopted by the shareholders at this annual meeting, authorize and reserve an additional 400,000 shares, and remove the annual Plan maximum and cumulative individual maximum award limits.

BACKGROUND AND REASONS FOR THE PROPOSAL

         The Board of Directors feels that the serious challenges facing the Company require creative and aggressive efforts. Recognizing that this proposal involves a substantial increase in the number of stock options and other stock-based awards available for award to employees, the Board asks the Company's shareholders for their support of this amendment because it believes that the ability to offer meaningful incentives is critical to the Company's ability to rebuild shareholder value-it will provide a singularly important tool for recruiting new management talent, and for retaining and motivating existing employees.

         This proposal was developed and approved by the Compensation Committee and then presented to and approved by the Board of Directors as a part of the Company's new strategic initiative.

         The Company's ability to recruit new talent, and to retain recently-recruited new senior management personnel, is believed to be heavily dependent on its ability to offer significant incentives, and the Board considers it very important that those incentives be tied to performance. The notable advantage of stock-based incentives is that employees' financial rewards are directly parallel to improvements in shareholder value, and this is an alignment of interests which is clearly not only highly appropriate but vital to the Company.

SUMMARY OF THE PLAN

         PURPOSE, TYPES OF AWARDS AND INDIVIDUAL LIMITS. The purpose of the Incentive Award Plan is to provide long-term incentives and rewards to those employees largely responsible for the success and growth of the Company, to assist the Company in attracting and retaining such employees and to associate their interests with those of the Company's stockholders. The Plan is administered by the Compensation Committee of the Board of Directors. Awards under the Plan may include incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock or performance shares or any combination of the foregoing. To date, however, the Company has only granted stock options. The form, amount and timing of awards, and other terms and conditions need not be uniform and may be made selectively among participants. Any participant may be granted multiple awards. The proposed amendment will delete the present limitation that no one participant may be granted, in the aggregate, awards which would result in his or her receiving more than 10% of the maximum number of shares available under the Plan.

         SHARES ISSUABLE UNDER THE PLAN. Shares of the Company's common stock issued under the Plan may be either authorized but unissued shares or treasury shares. In the event of a lapse, expiration, termination or cancellation of any award or the reacquisition of shares pursuant to the rights reserved upon issuance, the shares subject to or reserved therefor may again be used for new awards, so long as the number of shares issued under the Incentive Plan does not exceed the total authorized number, which is presently 350,000 and if this proposed amendment is adopted, will be 750,000. The amendment will delete the present limitation that no more than 75,000 options in the aggregate may be granted to all participants in any one year.

         PERSONS ELIGIBLE. Active full time and part time key employees of the Company and its subsidiaries are eligible to participate in the Plan. Non-employee directors are not eligible. While the concept of a "key employee" eligible to participate is necessarily flexible, as of October 15, 1999, approximately 120 current employees (including a total of seven current employed directors and executive officers) have been granted options under the Plan. The Compensation Committee has sole authority and discretion to designate eligible participants and determine the types of awards to be granted and their terms and conditions, including exercise date, vesting schedule and exercise price.

         INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS. The option price for incentive stock options and non-qualified stock options granted under the Plan may not be less than the fair market value of the Company's common stock on the date of grant. For incentive stock options granted to persons owning 10% or more of the Company's outstanding stock, the option price may not be less than 110% of fair market value on the date of grant, and no person may be granted incentive stock options if under all plans of the Company such person holds options first exercisable during such calendar year for shares having an aggregate fair market value, as of the date of grant, of more than $100,000, plus any unused carryover from prior years. While the Committee has discretion to determine the exercise period, no options have been granted to date that are exercisable for more than five years. The Plan allows options to be exercised by payment in cash or by the delivery of already-owned shares of Company stock, at the employee's election. The effect of this feature is to allow a participant to deliver a relatively small number of shares in satisfaction of the exercise price of a larger option.

         As of the end of the 1999 fiscal year, options for 180,700 shares were outstanding under the Plan at an average exercise price of $5.71. On July 2, 1999, the last business day preceding fiscal year-end, the closing price of the Company's common stock was $2.875 per share, and on October 27, 1999, the closing price was $1.53 per share.

         STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK. Stock appreciation rights ("SAR's") may be granted either singly or in tandem with options, on such terms and conditions as the Compensation Committee may determine, except that the exercise period for an SAR in tandem with an option may not exceed the exercise period for the underlying option. Restricted stock grants may also be granted on terms established by the Compensation Committee as long as such grants are conditioned on continued employment with the Company. To date, no restricted stock grants have been awarded, and no stock appreciation rights have been granted under the Plan.

         NON-TRANSFERABILITY. No awards under the Plan or any rights or interest therein are assignable or otherwise transferable except by will or the laws of descent and distribution. Participants under the Plan have no rights as shareholders unless and until certificates for shares are issued to the participant.

         AMENDMENT AND TERMINATION. Unless approved by the shareholders, the Plan may not be amended to increase the maximum number of shares under the Plan or the maximum number of shares that may be awarded to any individual, to extend the maximum period during which awards may be granted under the Plan, or to make any other changes in the Incentive Plan that would require shareholder approval under SEC Rule 16b-3. No awards may be made under the Incentive Plan after April 30, 2007, but the Plan will continue in effect for existing awards so long as such awards are outstanding. The Committee may terminate the Plan at any time in whole or in part, but such termination may not adversely affect any rights or obligations with respect to any awards theretofore made.

FEDERAL INCOME TAX TREATMENT

         STOCK OPTIONS. There are generally no federal tax consequences either to the employee receiving stock options or to the Company upon the grant of a stock option.

         On exercise of an incentive stock option, the optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although the exercise may give rise to a liability for the employee under the alterative minimum tax provisions of the Code. Generally, if the employee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the employee will recognize compensation income at ordinary income rates and the Company will be entitled to a deduction for tax purposes in the taxable year in which the disposition occurred in the amount of the excess of the fair market value of the shares of common stock on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the employee will be treated as a capital gain. If shares are sold one year after exercise and two years after grant, the gain will be taxed at short-term capital gains rates, and if shares are sold eighteen months after exercise and two years after grant, the gain will be taxed at long-term capital gain rates.

          On exercise of a non-qualified stock option, the amount by which the fair market value of the common stock on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Company. The dispositions of shares of common stock acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

         RESTRICTED STOCK AWARDS. Unless an election is made as described below, an employee who receives an award of restricted stock under the Plan will not realize taxable income at the time of the award, nor will the Company be entitled to a tax deduction at that time. When the awards become vested (I.E., when restrictions lapse through passage of time or otherwise) or the election described below is made, participants will realize income and the Company may claim a deduction at such time in an amount equal to the fair market value of the shares less any amount paid by the participant. Dividends paid to the employee with respect to restricted stock prior to their vesting constitute compensation and, as such, are taxable to the participant and deductible by the Company.

         Pursuant to provisions of Section 83(b) of the Internal Revenue Code as amended, the recipient of restricted stock under the Plan may elect to be taxed at the time of the award. If the participant so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the participant, will be taxed to the participant as ordinary income and will be deductible by the Company. Dividends paid with respect to the shares during the period of restriction will be taxable as dividends to the participant and not deductible by the Company. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, or if the market value at vesting is lower than the amount on which the participant was taxed, the participant cannot then claim a deduction.

         STOCK APPRECIATION RIGHTS. The grant of stock appreciation rights should not result in taxable income to the recipient or a tax deduction for the Company. The exercise of stock appreciation rights should result in compensation taxable as ordinary income to the employee subject to withholding, and in a tax deduction for the Company, in the amount of the cash paid and the fair market value of any shares issued or transferred, unless any such shares are subject to a substantial risk of forfeiture, in which event, (unless the employee elected to be taxed on exercise) compensation should generally be realized subject to federal income tax and withholding and a tax deduction should be available to the Company only at a time the shares are no longer subject to a substantial risk of forfeiture, with the amount based on the fair market value of the shares at that time. Shares received by an officer or director of the Company would be considered subject to a "substantial risk of forfeiture" for this purpose so long as the sale of such shares could subject the individual to suit under the short-swing profits recapture provision of federal securities legislation.

NEW PLAN BENEFITS

          While it is expected that all current executive officers, including the named executive officers, will be eligible for grants and will likely be granted significant numbers of options or restricted stock awards under the Plan in the future, the number and value of such grants are not presently determinable.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends a vote FOR Proposal number 2, to amend the Incentive Award Plan.

                               PROPOSAL NUMBER 3:

                      RATIFICATION OF AUTHORIZATION FOR THE
               AUDIT COMMITTEE TO SELECT 1999 INDEPENDENT AUDITORS

         The Board of Directors has authorized the Audit Committee to select the Company's independent auditors for the fiscal year ending July 1, 2000, subject to approval by the shareholders at the Annual Meeting. BDO Seidman, LLP, Certified Public Accountants, served as the Company's independent auditors for the fiscal year ending July 3, 1999, and has performed this function for the Company since 1971. Representatives of BDO Seidman, LLP will be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to questions of shareholders.

         The Board of Directors of the Company recommends ratification of authorization for the Audit Committee to select the Company's independent auditors for the 2000 fiscal year. The affirmative vote of a majority of the votes cast at the meeting is necessary to approve this proposal.

         The Board of Directors recommends a vote FOR this proposal.

                                  OTHER MATTERS

         The Board of Directors knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

                             SHAREHOLDERS' PROPOSALS

         Any proposal which a shareholder expects to present at the next annual meeting to be held in the year 2000 must be received at the Company's principal executive office shown on the first page of this Proxy Statement not later than August 9, 2000, in order to be included in the proxy material for the 2000 meeting. All proposals must comply with the Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

         THE ANNUAL REPORT OF THE COMPANY WHICH ACCOMPANIES THIS PROXY STATEMENT CONTAINS CERTAIN OF THE INFORMATION CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE 10-K WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO THOMAS J. SANDEMAN, CHIEF FINANCIAL OFFICER, WALL STREET DELI, INC., ONE INDEPENDENCE PLAZA, SUITE 100, BIRMINGHAM, ALABAMA 35209.

                                   By Order of the Board of Directors

                                   APPENDIX 1

                             TO PROXY STATEMENT FOR

           THE ANNUAL SHAREHOLDERS MEETING TO BE HELD DECEMBER 8, 1999

                             WALL STREET DELI, INC.
                              INCENTIVE AWARD PLAN

                    AS PROPOSED TO BE AMENDED AT THE MEETING

                             WALL STREET DELI, INC.
                              INCENTIVE AWARD PLAN

             AS ADOPTED BY THE BOARD OF DIRECTORS ON APRIL 30, 1997
              AND APPROVED BY THE SHAREHOLDERS ON NOVEMBER 6, 1997
      AND AS PROPOSED TO BE AMENDED BY THE SHAREHOLDERS ON DECEMBER 8, 1999

1.       PURPOSE.

         The purposes of the Incentive Award Plan (the "Plan") are to provide long-term incentives and rewards to those employees largely responsible for the success and growth of Wall Street Deli, Inc. and its subsidiaries and divisions (the "Company"), to assist the Company in attracting and retaining executives with experience and ability on a basis competitive with industry practices, and to associate the interests of such key employees with those of the Company's shareholders.

2.       ADMINISTRATION OF THE PLAN.

         (a) COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Board of Directors shall appoint at least two of its members to the Committee. Except as may otherwise be provided in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), no person shall be appointed as a member of the Committee who is not "disinterested" as defined in Rule 16b-3 of the 1934 Act.

         (b) COMMITTEE ACTIONS. Each member of the Committee shall serve at the pleasure of the Board of Directors, which may fill any vacancy, however caused, in the Committee. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it may deem advisable. All actions the Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Committee shall be as fully effective as if the Committee had taken the action by majority vote at a meeting duly called and held.

         (c) COMMITTEE POWERS. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to (i) select the employees to be granted awards under the Plan ("Participants"), (ii) determine the type, size and terms of awards to be made to each Participant, including whether or not such awards shall be issued for any consideration and, if issued for consideration, the amount and type of consideration, (iii) determine the consideration to be paid upon exercise of an ISO or NSO, as defined herein, (iv) determine the time when awards will be granted and (v) establish objectives and conditions for awards, including any holding period for awards or securities awarded, the effects of termination of employment or disability on awards, vesting requirements and the form of payment of awards. The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate, except that the Committee may not delegate its authority with regard to any matter or action affecting an officer or other person subject to
Section 16 of the 1934 Act.

         (d) The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any employee of the Company.

3.       ELIGIBILITY.

         (a) Active full-time and part-time key employees of the Company, its subsidiaries and divisions, whether or not directors of the Company, shall be eligible to participate in the Plan; directors of the Company who are not employees are not eligible. The Committee, or its delegate, shall designate Participants from among such eligible key employees.

         (b) Subject to the limits set forth in this Plan, the Committee at any time may grant additional awards to Participants to whom the Committee had previously granted awards, so that a Participant may hold more than one award at the same time.

4.       AWARDS.

         (a) TYPES. The Committee may authorize awards under the Plan of any one or a combination of: nonqualified stock options ("NSO"), incentive stock options ("ISO"), stock appreciation rights ("SAR"), and restricted stock. The Committee may make any other type of award which it shall determine is consistent with the objectives and limitations of the Plan. All Incentive Stock Options ("ISOs") awarded hereunder are intended to comply with Internal Revenue Code of 1986, as amended ("Code"), Sections 422 and 424 and all provisions of the Plan and all ISOs granted shall be construed to effectuate that intent. Each award shall be subject to the terms and conditions set forth herein and as determined by the Committee. Committee determinations as to eligibility, form, amount and timing of awards, and other terms and conditions need not be uniform and may be made selectively among Participants who receive or are eligible for awards hereunder, whether or not such individuals are similarly situated.

         (b) GUIDELINES. The Committee may adopt from time to time policies for its implementation of the Plan. Such policies may include, but need not be limited to, the type, size and term of awards to be made to Participants who are eligible key employees and the conditions for payment of such awards. All awards shall be evidenced by a written agreement between the Participant and the Company in the form and containing the terms and conditions authorized by the Committee.

         (c) MULTIPLE AWARDS. A Participant may be granted multiple awards under the Plan.

5.       TERMS OF STOCK OPTIONS.

         The Committee may grant options qualifying as ISOs under the Code and NSOs (collectively "Stock Options"), and such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

         (a) OPTION PRICE. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee. Unless otherwise determined by the Committee, fair market value shall be deemed to be the mean between the highest and lowest sales prices of the Common Stock on the Consolidated Transaction Reporting System on the date the Stock Option is granted.

         (b) PERIOD OF OPTION. The period of each Stock Option shall be fixed by the Committee.

         (c) PAYMENT. The option price shall be payable at the time the Stock Option is exercised in cash or, at the discretion of the Committee, in whole or in part in the form of shares of Common Stock already owned by the grantee (based on the fair market value of the Common Stock on the date the option is exercised as determined by the Committee). No shares shall be issued until full payment therefor has been made. A grantee of a Stock Option shall have none of the rights of a stockholder until the shares are issued.

         (d) EXERCISE OF OPTION. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraphs (e), (f) and (g) of this section below) shall any Stock Option be exercisable after its specified expiration period.

         (e) TERMINATION OF EMPLOYMENT. Upon the termination of a Participant's employment (for any reason other than retirement, death or termination for deliberate, willful, or gross misconduct), Stock Option privileges for such Participant shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Participant's employment may become exercisable in accordance with a schedule to be determined by the Committee. Such Stock Option privileges shall expire unless exercised within such period of time after the date of such termination of employment as may be established by the Committee. If a Participant's employment is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon receipt of the notice of such termination.

         (f) RETIREMENT. Upon retirement of the Participant, Stock Option privileges for such Participant shall apply to those shares immediately exercisable at the date of retirement. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the retirement of the Participant may become exercisable in accordance with a schedule to be determined by the Committee. Stock Option privileges shall expire unless exercised within such period of time as may be established by the Committee.

         (g) DEATH. Upon the death of a Participant, Stock Option privileges for such Participant shall apply to those shares that were immediately exercisable at the time of death. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the death of a Participant may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within a period of time as determined by the Committee but in no event later than the date of the expiration of the Stock Option.

         (h) LIMITS ON INCENTIVE STOCK OPTIONS. Except as may otherwise be permitted by the Code, the Committee shall not grant, in the aggregate under all plans of the Company, a Participant ISOs that are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock with respect to which such ISOs are granted, at the time the ISOs are granted, exceeds $100,000.

6.       TERMS OF STOCK APPRECIATION RIGHTS

         The Committee may, in its discretion, grant a stock appreciation right to receive the appreciation in the fair market value of shares of Common Stock ("SAR") either singly or in combination with an underlying Stock Option granted hereunder. Such SARs shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

         (a) TIME AND PERIOD OF GRANT. If an SAR is granted with respect to an underlying Stock Option, it may be granted at the time of the Stock Option grant or at any time thereafter but prior to the expiration of the Stock Option grant. If an SAR is granted with respect to an underlying Stock Option, at the time the SAR is granted the Committee may limit the exercise period for such SAR, before and after which period no SAR shall attach to the underlying Stock Option. In no event shall the exercise period for an SAR granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If an SAR is granted without an underlying Stock Option, the period of exercise of the SAR shall be set by the Committee.

         (b) VALUE OF SAR. If an SAR is granted with respect to an underlying Stock Option, the Participant will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company over the Stock Option price multiplied by the number of shares covered by the Stock Option which are surrendered. If an SAR is granted without an underlying Stock Option, the Participant will receive upon exercise of the SAR an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender such SAR is received by the Company over the fair market value of the Common Stock on the date of grant multiplied by the number of shares covered by the grant of the SAR.

         (c) PAYMENT OF SAR. Payment of an SAR shall be in the form of shares of Common Stock, cash, or a combination thereof. The form of payment upon exercise of an SAR shall be determined by the Committee either at the time of grant of the SAR or at the time of exercise of the SAR.

7.       TERMS OF RESTRICTED STOCK.

         The Committee may issue shares of Common Stock to a Participant which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe for the award of restricted stock ("RS"):

         (a) REQUIREMENT OF EMPLOYMENT. A Participant awarded an RS must remain in the employment of the Company during a period designated by the Committee ("Restriction Period"). If the Participant leaves the employment of the Company prior to the end of the Restriction Period, the RS shall terminate and the shares of Common Stock shall be returned immediately to the Company; provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion of the RS at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

         (b) RESTRICTIONS ON TRANSFER AND LEGEND OF STOCK CERTIFICATES. During the Restriction Period, the Participant may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock. Each certificate for shares of Common Stock issued hereunder shall contained a legend giving appropriate notice of the restrictions in the grant.

         (c) CUSTODY OF CERTIFICATES. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for shares of Common Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any award of RS that the Participant shall have delivered a stock power endorsed in blank relating to the RS.

         (d) LAPSE OF RESTRICTIONS. All restrictions imposed under the RS shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The Participant shall then be entitled to have the legend removed from the certificates.

         (e) DIVIDENDS. The Committee shall, in its discretion, at the time of the award of RS, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the Participant, or (ii) accumulated for the benefit of the Participant and paid to the Participant only after the expiration of the Restriction Period.

8.       SHARES OF STOCK SUBJECT TO THE PLAN.

         AGGREGATE SHARES. The shares that may be delivered or purchased under the Plan shall not exceed an aggregate of 750,000 shares of Common Stock. Shares to be delivered or purchased under the Plan may be either shares of authorized but unissued Common Stock or treasury shares.

         REACQUIRED SHARES. In the event of a lapse, expiration, termination or cancellation of any award granted under the Plan without the issuance of shares or payment of cash, or if shares are issued as RS hereunder and are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such award may again be used for new awards hereunder; provided that in no event may the number of shares issued hereunder exceed the total number of shares reserved for issuance.

9.       DILUTION AND OTHER ADJUSTMENTS.

         In the event of any change in the outstanding shares of Common Stock by reason of any split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as the Committee determines are necessary and appropriate, including, if necessary, an adjustment in the maximum number or kind of shares subject to the Plan or which may be or have been awarded to any Participant. Such adjustment shall be conclusive and binding for all purposes of the Plan.

10.      MISCELLANEOUS PROVISIONS.

         (a) RIGHTS AS SHAREHOLDER. A Participant under the Plan shall have no rights as a holder of Common Stock with respect to awards of Stock Options or SARs hereunder, unless and until certificates for shares of Common Stock are issued to the Participant.

         (b) ASSIGNMENT OR TRANSFER. No awards under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, awards hereunder are exercisable only by, and payable only to, the Participant or if the Participant is disabled, by the participant's duly appointed guardian or legal representative.

         (c) REQUIREMENTS FOR TRANSFER. No shares of Common Stock shall be issued or transferred under the Plan until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares of Common Stock made to any Participant upon such Participant's written undertaking to comply with such restrictions on his subsequent disposition of such shares as the Committee or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

         (d) WITHHOLDING TAXES. The Company shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock or upon exercise of stock options, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. Alternatively, the Company may issue or transfer the number of shares of Common Stock under an award net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred. The obligation of the Company to make delivery of awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

         (e) NO RIGHTS TO AWARDS. No employee or other person shall have any claim or right to be granted an award under the Plan.

         (f) COMPLIANCE WITH SECTION 16(b). Transactions under this Plan and each award to a person subject to Section 16 of the 1934 Act are intended to comply with Rule 16b-3 (or its successors) under the 1934 Act, and the Committee shall impose such minimum holding periods, requirements on the timing of elections and other restrictions on any award as it may deem needed for such compliance. To the extent any provision of this Plan, agreements entered into pursuant thereto or any action by the Committee fails to comply with Rule 16b-3 (or its successors) under the 1934 Act, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         (g) COSTS AND EXPENSES. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any award nor to any Participant receiving an award.

         (h) THE RIGHT OF THE COMPANY TO TERMINATE EMPLOYMENT. No provision in the Plan or any award shall confer upon any employee any right to continue in the employment of the Company or any subsidiary or division of the Company or to continue performing services for or to interfere in any way with the right of the Company or any subsidiary or division of the Company to terminate his employment or of the right of shareholders of the Company to remove such employee or person as a director at any time for any reason.

         (i) APPROVAL OF SHAREHOLDERS, ETC. The Company shall submit the Plan to its shareholders for approval within 12 months of the adoption of the Plan by the Board of Directors; provided further that unless shareholder approval is obtained within said twelve-month period, both the Plan and all outstanding awards shall be rendered immediately void and of no effect.

11.       AMENDMENTS AND TERMINATION.

          The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

          Unless the holders of at least a majority of the outstanding shares of Common Stock of the Company shall have first approved thereof, no amendment of the Plan shall be effective that would increase the maximum number of shares which may be delivered under the Plan or to any one individual or extend the maximum period during which awards may be granted under the Plan or make such other changes in the Plan which would require shareholder approval pursuant to Rule 16b-3 under the 1934 Act.

          With the consent of the Participant affected, the Committee may amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan.

12.       EFFECTIVE DATE AND TERM OF PLAN.

          The Plan shall become effective on the date it is approved by the Board of Directors of the Company. No awards shall be made under the Plan after April 30, 2007. The Plan will continue in effect for existing awards so long as any such award is outstanding.







                     -------------------------------------

                                      PROXY

                             WALL STREET DELI, INC.

           Proxy for Annual Meeting of Shareholders, December 8, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Alan V. Kaufman and Robert G. Barrow, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of the common stock of Wall Street Deli, Inc. (the Company) that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on December 8, 1999, and at any adjournment thereof.

1. The election as directors of all nominees listed below (except as marked to the contrary below):

         Alan V. Kaufman, Robert G. Barrow, Jeffrey V. Kaufman, William S. Atherton, Aaron Beam, Jr., William M. Byrne, and Jake L. Netterville

         [ ]      FOR all nominees listed above        [ ] VOTE WITHHELD
                  (except as marked to the                 to vote for all
                  contrary)                                nominees listed above

         (INSTRUCTION: TO WITHHOLD YOUR AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW:)

         -----------------------------------------------------------------------

2.       The proposal to amend the Company's Incentive Award Plan.

         [ ] FOR                    [ ] AGAINST            [ ] ABSTAIN

3. Ratification of authorization for the Audit Committee to select the Company's independent auditors.

         [ ] FOR                    [ ] AGAINST            [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR items 1, 2 and 3.

Dated                  , 1999
     ------------------

Phone No.
         ------------------------          ---------------------------------
                                           Signature of Stockholder


                                           ---------------------------------
                                           Signature of Stockholder

Where stock is registered jointly in the names of two or more persons, ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please mark, sign, date, and return the proxy card promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.